UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 17, 2014

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 17, 2014, the Board of Directors of Elite Pharmaceuticals, Inc. (the “Company”) amended and restated the Company’s By-Laws. Section 3.03 of the By-Laws was amended in its entirety, new sections 2.06 and 2.07 of the By-Laws were added and former Sections 2.06 through 2.10 of the By-Laws were renamed Sections 2.08 through 2.12.

Amended Section 3.03.

The Company’s Board of Directors is now classified into three separate classes of directors, as nearly equal in number as possible, with each respective class to serve a three-year term and until their successors are duly elected and qualified (the “Board Classification”). The annual meeting of shareholders, tentatively scheduled for May 21, 2014 (the “Annual Meeting”), will be the first election of directors after adoption of the Board Classification, and as a result, at the Annual Meeting (A) two Class I directors will be elected to an initial one-year term expiring at the 2015 annual meeting and until their respective successors are elected and qualified, (B) two Class II directors will be elected to an initial two-year term expiring at the 2016 annual meeting and until their respective successors are elected and qualified and (C) two Class III directors will be elected to an initial three-year term expiring at the 2017 annual meeting and until their respective successors are elected and qualified. At each annual meeting commencing with the 2015 annual meeting, directors will be elected to succeed those directors whose terms then expire, with each person so elected to serve for a three-year term and until his or her respective successor is elected and qualified.

For more information about the Annual Meeting, please see the Company’s Preliminary Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on or about March 18, 2014.

New Sections 2.06 and 2.07.

In order for shareholder proposals and director nominations to be properly brought before an annual meeting, notice of such proposals or director nominations must be received by the secretary of the Company not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting. The notice must include specified information about the proposing shareholder (and, if made on behalf of a beneficial owner, about such beneficial owner), the director nominee (if applicable), beneficial ownership of Company securities (including derivatives and other hedging arrangements) and certain voting and other arrangements. Shareholders eligible to vote at any special meeting called to elect a director or directors may nominate a director or directors for election if (i) they deliver a notice meeting the same content requirements as for an annual meeting and (ii) such notice is delivered not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting or the tenth day following the first public disclosure of the date of the special meeting.

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The foregoing description of the amendment contained in the Amended and Restated By-Laws is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein in its entirety by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits:

3.1	Amended and Restated By-Laws effective March 17, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2014

ELITE PHARMACEUTICALS, INC.

By:	/s/ Carter Ward
Carter Ward, Chief Financial Officer

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